EXHIBIT 10.2

                     FIRST AMENDMENT TO  LEASE

     THIS FIRST AMENDMENT TO LEASE (this "First Amendment to
Lease"), made as of the 17th day of November, 1997, by and between WINN LIMITED PARTNERSHIP, a North Carolina limited partnership (hereinafter called "Lessor"), and CAPSTAR WINSTON
COMPANY, L.L.C., a Delaware limited liability company (hereinafter called "Lessee"), provides as follows:

                       W I T N E S S E T H:

     WHEREAS, pursuant to that certain Asset Contribution Agreement dated as of October 29, 1997 (the "Contribution Agreement") by and among WINSTON HOSPITALITY, INC. ("Winston"), ROBERT W. WINSTON, III and JOHN B. HARRIS ("Winston Shareholders"), CAPSTAR MANAGEMENT COMPANY, L.P., a Delaware limited partnership ("CapStar") and CAPSTAR HOTEL COMPANY, a Delaware corporation ("CapStar Corp."), Winston has assigned to CapStar and CapStar has assigned to Lessee all of its right, title and interest in 32 separate lease agreements listed on Exhibit A attached hereto and incorporated herein by this reference (individually, "Existing Lease" and collectively, "Existing Leases");

     WHEREAS, Lessee is an indirect subsidiary of CapStar Corp.
and, as such, is experienced in the management and operations of facilities substantially similar to the hotel properties leased pursuant to the Existing Leases; and

     WHEREAS, Lessor (in consideration of the foregoing recital) has consented to the assignment of the Existing Leases from Winston to CapStar and from CapStar to Lessee, and Lessor and Lessee have agreed to amend the Existing Leases in accordance with the terms of this First Amendment to Lease.

     NOW, THEREFORE, in consideration of the payment of rent and the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby amend the Existing Leases as follows:

1. The definition of "Base Rate" is hereby modified by inserting "prime" before "rate" on the first line thereof and by deleting "as such bank's base rate" from the second line thereof.

2. Section 1.2 is hereby modified by substituting "[November 30, 2012]" in lieu of "tenth anniversary of the last day of the month in which the Commencement Date occurs" in the second and third lines thereof.

3. The definition of "Gross Operating Profit" is hereby amended by adding the following to the end of the definition:

          No part of Lessee's central office overhead or general or administrative expense (as opposed to that of the Facility) shall be deemed to be a part of Gross Operating Expenses, as herein provided; provided that accounting services provided to the Leased Property but performed at Lessee's central office shall be included in Gross Operating Expenses.

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4.   Section 3.2 is hereby modified by adding the term "and
     franchise reports" after the term "excise tax returns" on the twelfth line thereof.

5.Sections 3.6 and 3.7 are hereby deleted and the following is substituted in lieu thereof:

          3.6  Annual Budget.  Not later than forty-five
          (45) days prior to the commencement of each Fiscal Year, Lessee shall submit the following
          Budgets to Lessor:

               (a)  An operating budget ("Operating
          Budget") prepared in accordance with this
          Section 3.6(a), in substantially the form attached hereto as Exhibit E. The Operating
          Budget shall be prepared in good faith and otherwise in accordance with the Uniform System to the extent applicable and shall show by month and quarter and for the full Fiscal Year in the degree of detail specified by the Uniform System, the following:

                    (i)  Lessee's reasonable estimate of
               Gross Revenues (including room rates and Room Revenues, food, beverage and other revenues as applicable), Gross Operating
               Expenses, and Gross Operating Profits for the forthcoming Fiscal Year itemized on schedules on a quarterly basis as approved by Lessor and Lessee, as same may be revised or replaced from time to time by Lessee and approved by Lessor, together with the assumptions, in narrative form, forming the basis of such schedules.

                    (ii) A reasonable estimate of the
               amounts to be dedicated to routine, non-capital repair and maintenance; and

                    (iii)  A cash flow projection.

                    (iv) Lessee's reasonable estimate of
               Percentage Rent by quarter for the Fiscal
               Year, and

                    (v)  A narrative description of the
               program for advertising and marketing the Facility for the forthcoming Fiscal Year containing a detailed budget itemization of the proposed advertising expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemizations.

               (b)  A capital budget ("Capital Budget")
          in substantially the form of Exhibit F hereto
          (which shall not exceed five percent (5%) of the estimated Room Revenues except to the extent otherwise required in Article XXXIX), containing a description in reasonable

Page 3

          detail of the proposed Capital Improvements and an estimate of all amounts Lessor will be requested to provide for Capital Improvements to the Facility or any of its components for the Fiscal Year. The Capital Budget shall be prepared in accordance with the Uniform System to the extent applicable.

          3.7  Approval of Capital Budget.  Within thirty
          (30) days following submission of the Capital
          Budget to Lessor, Lessor shall give Lessee written notice either (a) that Lessor approves the Capital Budget or (b) indicating with reasonable specificity the respects in which Lessor objects to the Capital Budget. In the latter event, Lessor and Lessee shall act promptly, reasonably and in good faith to seek to resolve Lessor's objections. In the event
          Lessor fails to deliver the notice set forth in this section, within the required time period, the Capital Budget shall be deemed approved.
          Lessee, in its sole discretion, may designate proposed capital projects as "mandatory" projects in an aggregate amount not in excess of twenty-five percent (25%) of the Capital
          Budget, which mandatory projects shall not be subject to Lessor's approval. In the event that Lessor and Lessee fail to reach agreement with respect to the Capital Budget within thirty (30) days after receipt of Lessor's written notice, Lessee and Lessor shall refer any disputed Capital Budget matter to arbitration using procedures set forth in
          Article XL hereto and each party shall endeavor to cause such arbitration to be completed as quickly as possible, but in any event not later than six (6) months following referral to arbitration. While any arbitration is pending, Lessee shall continue to operate the Facility in accordance with the terms of this Lease, including without limitation, making all
          Capital Expenditures for approved portions of the Capital Budget and mandatory projects to the extent such mandatory projects are included in the Capital Budget. Lessor shall be obligated to make all Capital Expenditures which are required pursuant to a Capital Budget which has been approved or deemed approved in accordance with the procedures set forth above.

          3.8  Approval of Annual Budget.  Within thirty
          (30) days following submission of the Annual
          Budget to Lessor, Lessor shall give Lessee written notice either (a) that Lessor approves the Annual Budget or (b) indicating with reasonable specificity the respects in which Lessor objects to the Annual Budget. In the latter event, Lessor and Lessee shall act promptly, reasonably and in good faith to seek to resolve Lessor's objections. In the event that Lessor and Lessee fail to reach agreement with respect to the Annual Budget within thirty
          (30) days after receipt of Lessor's written notice, Lessee and Lessor shall refer any disputed Annual Budget matter to arbitration using procedures set forth in Article XL hereto and each party shall endeavor to cause such arbitration to be completed as

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          quickly as possible, but in any event not later
          than six (6) months following referral to arbitration.

          3.9  Capital Projects.

               (a)  The selection of all design
          professionals and contractors for material capital projects (i.e., in excess of $25,000) shall be made by Lessor in its reasonable discretion, after consultation with Lessee.

               (b)  Lessor may require that all contracts
          in connection with capital projects be subject
          to competitive bidding procedures reasonably
          acceptable to Lessor.  Lessor shall also have
          the right to review and approve all material
          contract bids (i.e., in excess of  $25,000)
          whether competitively bid or not. Lessor may also retain, at its sole cost and expense, an inspecting architect or engineer to monitor costs, time, quality and performance for all capital projects.

          3.10 Books and Records. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles to the extent applicable and the obligations of Lessee under this Lease.
          The books of account and all other records relating to or reflecting the operation of the Facility shall be kept either at the Facility or at Lessee's offices in Raleigh, North
          Carolina and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection, and transcription. All of such books and records pertaining to the Facility including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Facility or Lessee's offices without Lessor approval.

6.Article IV is hereby amended by adding the following as Section
4.6:

          4.6 Franchise Fees. Lessee will pay or cause to be paid in a timely manner all franchise fees due and owing in accordance with the terms and conditions of the Franchise Agreement.

7. The last sentence of Section 5.2 is hereby deleted and the following is substituted in lieu thereof:

          If Lessor and Lessee are unable to agree upon the amount of such abatement within 30 days after such partial Taking, the matter may be submitted by either party to arbitration pursuant to the arbitration procedures set forth in Article XL.

8. The sentence prior to the final sentence of Section 6.2 is hereby deleted and the following is substituted in lieu thereof:

Page 5

          Upon the expiration or earlier termination of the Term, Lessor or its designee shall retain ownership of "par stock" (as such term is generally used within the hotel industry) of Inventory and shall have the option to purchase all Inventory on hand at the Leased Property at the time of such expiration or termination in excess of par stock for a sale price equal to the fair market value of such Inventory.

9. Section 7.2(f) is hereby deleted and the following is substituted in lieu thereof:

               (f)  Lessee agrees to deliver to Lessor
          upon request by Lessor from time to time a list of hotels and motels (and locations) owned or managed by Lessee and its Affiliates.

               (g)  During the Term, neither Lessee nor
          any Affiliate of Lessee that is "controlled" by
          CapStar (i.e., CapStar owns, directly or
          indirectly, fifty percent (50%) or more of the
          ownership interests in such entity or has the
          ability to direct management of such entity)
          ("Controlled Affiliate") shall build or develop
          a hotel, motel, inn or other lodging facility
          within five (5) miles of, and in direct
          competition with, the Leased Property, (i.e.,
          such lodging facility is substantially similar
          to the Leased Property with respect to level of
          services provided, market segment and price
          point).   In the event that Lessee or a
          Controlled Affiliate acquires, owns, operates or manages a hotel, motel, inn or other lodging facility within five (5) miles of the Leased
          Property, Lessee agrees that, during the Term, neither it nor its Controlled Affiliate will solicit on a targeted basis any executive or managerial employees or material customer accounts of the Leased Property.

10. Article XIV is hereby deleted and the following is substituted in lieu thereof:

          14.1 Insurance Proceeds. Subject to the provisions of Section 14.5, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and shall be made available, in accordance with this Article, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased
          Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor.

          14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

               (a)  If the Leased Property is totally or
          partially destroyed by a risk covered by the insurance described in Article XIII and the

Page 6

          Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessor may, at Lessor's option to be exercised within ninety (90) days after the date of such occurrence, restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease.

               (b)  If the Leased Property is partially
          destroyed by a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary
          Intended Use, Lessor shall promptly restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease to the extent of insurance proceeds received by Lessor.

          14.3 Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

          14.4 Abatement of Rent.  Any damage or
          destruction due to casualty notwithstanding, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the first six months of any period required for the applicable repair and restoration. Thereafter,
          Base Rent shall be equitably abated.

          14.5 Damage Near End of Term. If damage to or destruction of the Facility rendering it
          Unsuitable for its Primary Intended Use occurs during the last 24 months of the Term, then
          Lessor shall have the right to terminate this Lease by giving written notice to Lessee within 30 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five days after the date of such notice.

          14.6 Waiver. Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of the Facility that Lessor is obligated to restore or may restore under any of the provisions of this Lease.

11. Section 15.3 is hereby modified by deleting "subject to the provisions of Section 15.7," from the second line thereof and by deleting the last sentence thereof.

12. Section 15.5 is hereby modified by substituting "Lessor" in lieu of "Lessee" in the fourth line thereof and by deleting the last sentence thereof.


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13.  Section 15.6 is hereby modified by substituting "Lessor" in lieu of "Lessee" in both instances where it appears on the thirteenth line thereof by deleting the parenthetical phrase "(subject to Lessor's contributions as set forth below)" where it appears on the fifteenth line, and by deleting the last sentence thereof.

14. Article 15 is hereby modified by deleting Section 15.7 therefrom.

15. Section 16.1 is hereby deleted and the following is substituted in lieu thereof:

          16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

               (a)  if an Event of Default occurs under
          any other lease between Lessor and Lessee any Controlled Affiliate; or

               (b)  if Lessee fails to make payment of
          the Base Rent, Percentage Rent or Additional
          Charges within fifteen (15) days after the same becomes due and payable; or

               (c)  if Lessee fails to observe or perform
          any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by such party of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty
          (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond 90 days after such Notice
          (provided that no Event of Default shall be deemed to have occurred pursuant to this subsection (c) to the extent that Lessee's failure to observe or perform any term, covenant or condition of this Lease is caused by Lessor's failure to fulfill its obligations under this Lease); or

               (d)  if there occurs a transfer of a
          controlling interest in Lessee (50% or more of the ownership interests in Lessee) without the prior consent of Lessor, which may be withheld in Lessor's sole discretion, subject to
          Section 23.1 as modified hereby; or

               (e)  if Lessee shall file a petition in
          bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of the Lessee of the whole or substantially all of the assets of the Lessee shall be appointed in any proceedings brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee shall not be vacated or set aside or stayed within sixty (60) days after such appointment; or

               (f)  if Lessee is liquidated or dissolved,
          or begins proceedings toward such liquidation or dissolution, or, if Lessee in any manner, permits the sale or divestiture of substantially all of its assets; or

               (g)  if the estate or interest of Lessee
          in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with this Lease); or

               (h)  if, except as a result of damage,
          destruction or a partial or complete
          Condemnation, Lessee voluntarily ceases
          operations on the Leased Property for a period in excess of thirty (30) days; or

               (i)  if an event of default has been
          declared by the franchisor under the Franchise
          Agreement with respect to the Facility on the Leased Property as a result of any action or failure to act by the Lessee or any other person with whom Lessee contracts for management services at the Facility, other than a failure to complete improvements required by the franchisor because Lessor has not provided funds for such improvements to the extent required pursuant to this Lease; or

               (j)  the occurrence of an Event of Default
          under the Guarantee of Lease executed by CapStar Corp. in favor of Lessor with respect to Lessee's obligations under this Lease.

               Then, and in any such event, Lessor may
          exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease giving Lessee not less than ten (10) days' notice of such termination.

               If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

16. Section 19.6 is hereby deleted and the following is substituted in lieu thereof:

          19.6 Payments to Affiliates of Lessee.
          Notwithstanding anything to the contrary contained in this Lease, Lessee shall make no payments to Affiliates unless expressly set forth in the Annual Budget (which may provide for payment of management fees to an Affiliate of Lessee) or otherwise expressly agreed to in writing by Lessor, in either case, after full written disclosure (including information regarding competitive pricing) by Lessee to Lessor of the affiliation and any other related information requested by Lessor.

          19.7 Management Agreement. Lessor shall have the right in its sole and absolute discretion to approve or disapprove in advance any manager or proposed manager (a "Manager") of the Facility which is not an Affiliate of Lessee, as well as any agreement relating to the management or operation of the Facility (a
          "Management Agreement") by a Manager which is not an Affiliate of Lessee and Lessee will provide Lessor with an executed copy of any Management Agreement so approved by Lessor.
          Any Management Agreement (whether with a
          Manager which is an Affiliate or is not an Affiliate of Lessee) must provide that (i) upon termination of this Lease or termination of Lessor's or Lessee's right to possession of the Leased Property for any reason, the Management
          Agreement may be terminated by Lessor without liability for any payment due or to become due to the Manager thereunder; (ii) any management fees shall be subordinated to payments of Rent to Lessor hereunder; and (iii) in the event
          Lessee is in default, the Manager shall, at the election of Lessor and provided the Manager continues to be paid, continue to perform under the terms of the Management Agreement for a period not to exceed ninety (90) days. No fees or other amounts payable by Lessee to any Manager shall excuse Lessee from its obligations to pay Rent and other amounts payable by Lessee to Lessor hereunder. No
          Management Agreement may be amended or modified in any manner which materially affects the subordination of the management fees without the prior written consent of Lessor.

17. Article XXII is hereby amended by adding the following paragraphs thereto:

     Add immediately following the first paragraph:

            Without limiting the generality of the
          foregoing paragraph, Lessee shall indemnify, save harmless and defend Lessor Indemnified
          Parties (including, but not limited to, any Lessor Indemnified Party that is a guarantor of the Franchise Agreement pursuant to which the Leased Property is currently operated)
          ("Current Franchise Agreement") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, but not limited to, transfer fees and termination fees) imposed upon or incurred by or asserted against Lessor Indemnified Parties under or with respect to the Current Franchise Agreement which arises as a result of (a) any default by Lessee under the terms of this Lease; or (b) any default by Lessee under the Current Franchise Agreement.

  Add immediately following the second paragraph:

            Without limiting the generality of the
          foregoing paragraph, Lessor shall indemnify, save harmless and defend Lessee Indemnified
          Parties (including, but not limited to, any Lessee Indemnified Party that is a guarantor of the Current Franchise Agreement) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, but not limited to, transfer fees and termination fees) imposed upon or incurred by or asserted against Lessee
          Indemnified Parties under or with respect to the Current Franchise Agreement which arises as a result of (a) any default by Lessor under the terms of this Lease; (b) the sale by Lessor of the Leased Property or any interest of Lessor in the Leased Property; or (c) any act or omission of any person that acquires the Leased
          Property or any interest of Lesser in the Leased Property.

18. Section 23.1 is hereby modified by adding the following to the end of Section 23.1:

          Notwithstanding the foregoing, Lessor's prior consent is not required for assignments of this Lease in connection with a "change of control" transaction involving CapStar or CapStar Corp.
          (i.e., a merger, consolidation, sale or exchange of greater than 50% of the stock or other equity interest in either entity or a sale of all or substantially all of the assets of either entity.

19. Article XXIV is hereby modified by (i) substituting "an accounting firm acceptable to Lessor in its reasonable discretion" in lieu of "the same certified independent accounting firm that prepares the returns for Lessor or such other accounting firm as may be approved by Lessor" on the third through fifth line of subsection (b) thereof and (ii) deleting subsection (d) thereof.

20. Article XXXII is hereby amended by inserting "1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention: Chief Executive Officer, with a copy to William Diamond, Esq., DeCampo, Diamond & Ash, 805 Third Avenue, New York, New York 10022" as Lessee's address for purposes of notices.

21. Articles XXXVIII, XXXIX and XL are hereby deleted and the following is substituted in lieu thereof:

                       ARTICLE XXXVIII

          Compliance with Franchise Agreement. Lessee shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Agreement, except to the extent such compliance is an obligation of Lessor pursuant to the terms of this Lease. Lessee shall not terminate, extend, modify or enter into any Franchise Agreement without in each instance first obtaining Lessor's prior written consent.
          Lessor and Lessee agree to cooperate fully with each other in the event it becomes necessary to obtain a Franchise Agreement extension or modification or a new franchise for the Leased
          Property. If the Franchise Agreement expires prior to the expiration of the Lease Term, Lessee, with the prior approval of Lessor, shall use its good faith efforts to obtain a new franchise license for the Leased Property, together with a comfort letter in favor of Lessor in form acceptable to Lessor.

                        ARTICLE XXXIX

          Capital Expenditures and Reserves. Lessor agrees to establish a reserve account together with all interest earned thereon for each Facility (the "Capital Expenditure Reserve
          Account") to fund Capital Expenditures in an amount equal to five percent (5%) of annual
          Room Revenues from each Facility (or such greater amount necessary to fund capital improvements required to comply with applicable
          Legal Requirements or any requirements imposed by the franchisor in accordance with the Franchise Agreement or necessary to maintain the safety or structural soundness of the Leased Property), net of amounts actually expended for Capital Expenditures for such Facility during any Fiscal Year. Any funds escrowed pursuant to a Franchise Agreement or Mortgage and designated for Capital
          Expenditures shall be deemed to be part of the Capital Expenditure Reserve Account for the applicable Leased Property. Any funds escrowed pursuant to a Mortgage may be pledged as security for such Mortgage, which pledge may provide that, in the event of a default by Lessor under the Mortgage, the escrowed funds may be applied to the balance of the loan secured by the Mortgage; provided, however, that in the event the holder of the Mortgage exercises such remedy, Lessor shall be obligated immediately to deposit into the Capital Expenditure Reserve Account any amount which may then be necessary to bring the funds in such account (together with any funds remaining in any other accounts of Lessor dedicated for such purpose) up to the aggregate level required by this Article XXXIX . Lessor shall make such proceeds available for Capital
          Expenditures on the same terms and conditions set forth in such Mortgage provided the same are comparable to the terms of this Lease. The
          Capital Expenditure Reserve Account for each
          Facility may be commingled by Lessor with similar accounts of Lessor with respect to other hotel properties leased by Lessor to Lessee. The Capital Expenditures disbursed for a particular Facility shall be made pursuant to a Capital Budget and such expenditures may be more or less than the five percent (5%) of annual Room Revenues reserved by Lessor for such Facility in the Capital Expenditure
          Reserve Account. Upon request by Lessee not more frequently than twice a year, Lessor shall provide Lessee a written report stating the amounts held in such Capital Expenditure
          Reserve Account with respect to each Leased
          Property and amounts disbursed out of said account with respect to each Leased Property during the prior Fiscal Year. Upon written request by Lessee to Lessor stating the specific use to be made and the reasonable approval thereof by Lessor, the funds in the Capital Expenditure Reserve Account shall be made available by Lessor for use by Lessee for Capital Expenditures in connection with the Primary Intended Use; provided, however, that no amounts made available under this Article shall be used to purchase property (other than "real property" within the meaning of Treasury
          Regulations Section 1.856-3(d)), to the extent that doing so would cause the Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. All amounts in the Capital Expenditure
          Reserve Account are the property of Lessor.
          Lessee shall have no interest in the Capital
          Expenditure Reserve Account other than with respect to the funding of amounts in a Capital
          Budget approved by Lessor.

                          ARTICLE XL

          Arbitration. Except as otherwise expressly provided, in the event a dispute should arise concerning the interpretation or application of any of the provisions of this Lease, the parties agree that the dispute shall be submitted to arbitration of the American
          Arbitration Association under its then
          prevailing rules, except as modified by this
          Article XL.  The Arbitration Tribunal shall be
          formed of three (3) Arbitrators each of which shall have at least five (5) years' experience in hotel operation, management or ownership, one (1) to be appointed by each of Lessor and Lessee and the third (3rd) to be appointed by the American Arbitration Association. The arbitration shall take place in the county in which the Leased Property is located and shall be conducted in the English language. The arbitration award shall be final and binding upon the parties hereto and subject to no appeal, and shall deal with the question of costs of arbitration and all matters related thereto. Judgment upon the award rendered may be entered into any court having jurisdiction, or applications may be made to such court for an order of enforcement. Any arbitration under this Article XL shall be submitted within three
          (3) months following the notice which triggers the arbitration, and shall be concluded within one (1) year thereafter. In the event either of the foregoing deadlines are missed, either party may proceed to commence a court proceeding to resolve the dispute.

                            ARTICLE XLI

          Sale and Termination of Lease.  In the event
          Lessor enters into a contract to sell its interest in the Leased Property, Lessor may terminate the Lease by giving thirty (30) days prior Notice to Lessee, and then, as of the closing of such sale, the Lease shall terminate and be of no further force and effect except as to any obligations existing as of such date that survive termination of the Lease, and all Rent shall be adjusted as of such date. As compensation for the early termination of Lessee's leasehold estate hereunder, Lessor shall, at Lessor's election either (a) pay to Lessee an amount equal to the Net Present Value
          (as hereinafter defined), as of the closing of the sale, of the cash flow to Lessee from the operations of the Leased Property being sold
          (after payment of all Rent hereunder) (the
          "Termination Payment") or (b) within sixty (60) days after termination of the Lease pursuant to this Article offer to lease to the Lessee one or more substitute hotel facilities comparable to the Leased Property (i.e., comparable market and substantially similar class, quality and condition of property) pursuant to one or more leases ("Substitute Leases") that would create for Lessee leasehold estates that have an aggregate Fair Market Value of no less than the Fair Market Value of the then remaining term of the Lease with respect to the Leased Property.
          If Lessor elects and complies with the option described in (b) above, regardless of whether
          Lessee enters into any of the Substitute
          Leases, Lessor shall have no further
          obligations to Lessee with respect to
          compensation for the early termination of this Lease. In the event Lessor elects the option to provide one or more Substitute Leases and Lessor and Lessee are unable to agree within three (3) months upon the Fair Market Value of the then remaining term of this Lease or one or more Substitute Leases, such value(s) shall be determined by appraisal using the appraisal procedure set forth in Article XL. The "Net
          Present Value" of the cash flow to Lessee from the operations of the Leased Property shall be determined by aggregating the "Projected Annual
          Discounted Cash Flows" for each fiscal year or portion thereof remaining in the Lease Term.
          To determine Projected Annual Discounted Cash
          Flow for each fiscal year or portion thereof, the "Projected EBITDA" for each such year shall be discounted to the date the Termination
          Payment is made at a discount rate equal to ten percent (10%). "Projected EBITDA" for the fiscal year in which the termination occurs shall be the average annual "EBITDA" for the three (3) Fiscal Years prior to the date of termination (or, if three fiscal years have not elapsed between the date of this First

          Amendment to Lease and the date of termination, the average annual EBITDA for such shorter period). The Projected EBITDA for each subsequent year shall be increased at a compound rate equal to the average annual percentage increase in the CPI for the three
          (3) Fiscal Years prior to the date of
          termination (or, if three fiscal years have not elapsed between the date of this First
          Amendment to Lease and the date of termination, the average annual percentage increase for such shorter period). "EBITDA" shall mean net earnings before interest, taxes, depreciation and amortization.

                           ARTICLE XLII

          Extension.  Commencing on January 1, 2012,
          Lessor agrees to negotiate in good faith for an extension of the Term for a subsequent fifteen
          (15) year period, the terms of which shall be based on the fair market value of the leasehold interest based on then prevailing rental rates for similar properties owned by Real Estate
          Investment Trusts and leased to unaffiliated third parties; provided, however, that nothing in this Article shall be deemed to obligate
          Lessor to lease the Leased Property to Lessee beyond the Term or seek any appraisal to determine the fair market value of such leasehold interest.

                           ARTICLE XLIII

          Lessee Information for SEC Filings. To the extent generally accepted accounting principles or the rules and regulations of the Securities and Exchange Commission ("SEC") require financial or other information regarding the Lessee to be included in any filings of Winston
          Hotels, Inc. with the SEC, the Lessee hereby agrees to provide to the Lessor and Winston
          Hotels, Inc. such information promptly upon request and to use its best efforts to respond to any comments of the SEC or any other governmental or regulatory body with respect thereto. The information provided by Lessee for inclusion in any SEC filing of Winston
          Hotels, Inc. shall not contain any false or misleading statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Lessor shall pay for all third party accounting costs incurred by Lessee in complying with the requirements of this Article for the calendar year 1997; thereafter, Lessor and Lessee shall split any such third party accounting costs.

     All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease. Except as expressly amended and modified hereby, the Existing Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Existing Lease and this First Amendment to Lease, the terms of this First Amendment to Lease shall control.

     IN WITNESS WHEREOF, the parties have executed this First
Amendment to Lease by their duly authorized officers as of the date first above written.

                              LESSOR

Signed and acknowledged       WINN LIMITED PARTNERSHIP, a
in the presence of:           North Carolina limited partnership

/s/ Lynda Davis                    By:  WINSTON HOTELS, INC.
---------------------------------  as General Partner of WINN
Printed Name: Lynda Davis          Limited Partnership
                                   By: /s/ Robert W. Winston, III
                                      ----------------------------
/s/ Brenda G. Burns                   Name: Robert W. Winston, III
---------------------------------          -----------------------
Printed Name:  Brenda G. Burns        Title:President
                                            ----------------------



                              LESSEE

Signed and acknowledged       CAPSTAR WINSTON COMPANY, L.L.C.,
in the presence of:           a Delaware limited liability company


/s/ Patricia E. Russell            By:CAPSTAR MANAGEMENT COMPANY, L.P.
---------------------------------  as Managing Member of CapStar Winston
Printed Name: Patricia E. Russell  Company, L.L.C.

/s/ Kara Amato                     By: CAPSTAR HOTEL COMPANY
---------------------------------  as General Partner of CapStar
Printed Name: Kara Amato           Management
                                   By: /s/ William Driscall
                                      ----------------------------
                                      Name: William Driscall
                                           -----------------------
                                      Title: Vice President
                                            ----------------------